Exhibit 99.3

                       CONSENT OF PERSON NAMED AS DIRECTOR

         The undersigned hereby consents to being named as a person to become a director of MedQuist Inc. (the "Company") in the Company's Registration Statement on Form S-4, relating to the Merger of the Company and The MRC Group, Inc., and in all amendments thereto filed with the Securities and Exchange Commission.




                                            /s/ Edward L. Samek
                                            -----------------------------
                                            Edward L. Samek

Dated:  October 28, 1998